ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
SIMMONS FIRST NATIONAL CORPORATION

Pursuant to, and in accordance with, the Arkansas Business Corporation Act of 1987, Simmons First National Corporation (“Corporation”) does hereby adopt these Articles of Amendment (“Articles of Amendment”) to the Amended and Restated Articles of Incorporation (“Amended and Restated Articles”) of the Corporation.

FIRST: The name of the Corporation is

SIMMONS FIRST NATIONAL CORPORATION.

SECOND: The amendments to the Amended and Restated Articles that have been duly adopted are as follows:

(a) Article FOURTH of the Amended and Restated Articles is hereby amended to increase the number of authorized shares of the Corporation’s Class A Common Stock having a par value of $0.01 per share from 175,000,000 to 350,000,000, such that the introductory paragraph of Article FOURTH of the Amended and Restated Articles shall read as follows:

“FOURTH: The authorized capital stock of this Corporation shall consist of 350,000,000 shares of Class A Common Stock having a par value of $0.01 per share and 40,040,000 shares of Preferred Stock having a par value of $0.01 per share, with the powers, privileges, incidents, preferences and limitations hereinafter set forth below:”

(b) The following sentences are hereby deleted from Article FOURTH, Section (b) of the Amended and Restated Articles:

“The aggregate liquidation preference of all shares of Preferred Stock shall not exceed $80,000,000. The aggregate liquidation preference may be allocated among shares in different series in such manner and amounts as the Board may determine in the resolution establishing such series.”

(c) Article ELEVENTH, Section (c), Paragraph (11) of the Amended and Restated Articles is hereby amended in its entirety to read as follows:

“(11) "Continuing Directors" means all directors of the Corporation; provided that, in the event the Proponent (or its Affiliates or Associates) is an Interested Stockholder, then "Continuing Directors" means the incumbent directors of the Corporation on the date immediately preceding the date the Proponent (or its Affiliates or Associates) became an Interested Stockholder.”

(d) Article EIGHTEENTH of the Amended and Restated Articles is hereby deleted.

(e) Exhibit 1 to the Amended and Restated Articles is hereby deleted.

THIRD: The amendments described in Article SECOND of these Articles of Amendment were approved by the shareholders at a meeting held on April 27, 2022. There were 112,374,358 shares of the Corporation’s Class A Common Stock outstanding and entitled to vote on the record date, February 18, 2022. 95,237,521 shares of the Corporation’s Class A Common Stock were indisputably represented at the shareholders’ meeting.

FOURTH: The number of shares of the Corporation’s Class A Common Stock that were voted “FOR” the amendment described in Article SECOND, Paragraph (a) of these Articles of Amendment was 79,478,015; and the number of shares of the Corporation’s Class A Common Stock that were voted “AGAINST” such amendment was 1,540,205. The number of votes cast “FOR” the amendment was sufficient for its adoption.

FIFTH: The number of shares of the Corporation’s Class A Common Stock that were voted “FOR” the amendment described in Article SECOND, Paragraph (b) of these Articles of Amendment was 80,038,737; and the number of shares of the Corporation’s Class A Common Stock that were voted “AGAINST” such amendment was 1,021,239. The number of votes cast “FOR” the amendment was sufficient for its adoption.

SIXTH: The number of shares of the Corporation’s Class A Common Stock that were voted “FOR” the amendment described in Article SECOND, Paragraphs (c) through (e) of these Articles of Amendment was 80,998,990; and the number of shares of the Corporation’s Class A Common Stock that were voted “AGAINST” such amendment was 155,612. The number of votes cast “FOR” the amendment was sufficient for its adoption.

SEVENTH: The date of adoption of each of the amendments contained in these Articles of Amendment was April 27, 2022.

IN WITNESS WHEREOF, the President of the Corporation has set his hand this 3rd day of August, 2022.

SIMMONS FIRST NATIONAL CORPORATION

By _/s/ Robert A. Fehlman_____________________
Robert A. Fehlman, President